UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2017 (June 6, 2017)

GENERAL MOTORS COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed by General Motors Company (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K that the Company filed with the U.S. Securities and Exchange Commission on June 12, 2017 to announce the preliminary results of the Company’s 2017 Annual Meeting of Shareholders held on June 6, 2017 (the “Annual Meeting”). This Amendment is being filed to disclose the final voting results received from IVS Associates, Inc. (“IVS”), the independent inspector of elections for the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 23, 2017, IVS delivered its final vote tabulation that certified the final voting results for each of the matters set forth below that were submitted to a vote at the Annual Meeting.

As of the close of business on April 7, 2017, the record date for the Annual Meeting, 1,510,395,471 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), were outstanding and entitled to vote. Of these, 1,233,343,870 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing approximately 82 percent of the shares entitled to be voted. This includes 81,281,895 shares held through brokers with respect to which voting instructions were not received and which were permitted to vote only on Item No. 5 listed below. The voting results and percentages next to the voting results listed below were calculated without regard to such uninstructed shares except in the case of Item No. 5.

The final tabulation from IVS of voting results for the election of directors and other proposals is set forth below.

Item No. 1 – Election of Directors. The Company’s shareholders elected the following nominees, constituting the Company’s full slate of nominees, to serve on the Company’s Board of Directors until the next annual meeting of shareholders and until their successors have been duly elected or appointed: Mary T. Barra, Theodore M. Solso, Joseph J. Ashton, Linda R. Gooden, Joseph Jimenez, Jane L. Mendillo, Michael G. Mullen, James J. Mulva, Patricia F. Russo, Thomas M. Schoewe, and Carol M. Stephenson.

The Company’s Board of Directors’ Nominees

Director	For	Withheld	Percentage For
Mary T. Barra	1,129,136,572	22,776,040	98%
Theodore M. Solso	1,144,892,758	7,019,853	99%
Joseph J. Ashton	1,145,059,659	6,852,953	99%
Linda R. Gooden	1,140,858,449	11,054,162	99%
Joseph Jimenez	1,132,891,949	19,020,663	98%
Jane L. Mendillo	998,698,373	5,482,372	87%
Michael G. Mullen	997,848,120	6,332,625	87%
James J. Mulva	1,138,285,742	13,626,870	99%
Patricia F. Russo	1,123,187,879	28,724,733	97%
Thomas M. Schoewe	1,145,152,113	6,760,498	99%
Carol M. Stephenson	969,792,357	21,192,777	84%

Greenlight’s Nominees

Director	For	Withheld	Percentage For
Leo Hindery, Jr.	159,520,814	1,556,027	14%
Vinit Sethi	145,135,084	2,746,146	13%
William N. Thorndike, Jr.	146,313,100	1,568,131	13%

Item No. 2 – Approval, on an Advisory Basis, of Named Executive Officer Compensation. The Company’s shareholders approved, by advisory vote, the compensation of the Company’s named executive officers.

For	Against	Abstain	Percentage For
1,108,853,783	37,339,030	5,154,246	96%

Item No. 3 – Approval of the General Motors Company 2017 Short-Term Incentive Plan. The Company’s shareholders approved the General Motors Company 2017 Short-Term Incentive Plan.

For	Against	Abstain	Percentage For
1,107,301,709	39,221,809	5,538,457	96%

Item No. 4 – Approval of the General Motors Company 2017 Long-Term Incentive Plan. The Company’s shareholders approved the General Motors Company 2017 Long-Term Incentive Plan.

For	Against	Abstain	Percentage For
1,108,961,435	37,694,268	5,406,273	96%

Item No. 5 – Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2017. The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017.

For	Against	Abstain	Percentage For
1,212,997,565	16,051,442	4,294,864	98%

Item No. 6 – Shareholder Proposal Regarding Independent Board Chairman. The Company’s shareholders did not approve a shareholder proposal regarding an independent board chairman.

For	Against	Abstain	Percentage Against
467,374,095	679,225,021	5,462,859	59%

Item No. 7 – Greenlight Proposal Regarding Creation of Dual-Class Common Stock. The Company’s shareholders did not approve Greenlight’s proposal regarding the creation of dual-class common stock.

For	Against	Abstain	Percentage Against
90,006,827	1,053,306,852	8,748,296	91%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

/s/ Jill E. Sutton
Date: June 26, 2017	By:	Jill E. Sutton
Deputy General Counsel & Corporate Secretary